News Release

Westmoreland Reports First Quarter 2016 Results and Affirms Full-year Guidance

Englewood, CO – May 10, 2016 - Westmoreland Coal Company (NasdaqGM:WLB) today reported financial results for the 2016 first quarter and affirmed its full-year 2016 outlook.

First Quarter Highlights

•	Revenues of $354.7 million, from tons sold of 13.8 million

•
Net income applicable to common shareholders of $30.6 million, or $1.67 per diluted share, including a $47.9 million, or $2.62 per diluted share, tax benefit resulting from the change in valuation of tax assets following the San Juan acquisition

•	Adjusted EBITDA[1] of $63.0 million

•	Cash flow provided by operating activities of $18.2 million

•	Free cash flow[1] of $14.0 million

“Despite weak power demand during the first quarter, which was one of the warmest quarters on record, our mine-mouth and cost-protected model again helped us deliver solid results, especially cash flows,” said Kevin Paprzycki, Westmoreland’s Chief Executive Officer. “We continue to make progress on our cash generation initiatives as we work towards paying down our debt late in the year. Our goal is to create value for Westmoreland’s investors by generating cash and strengthening our balance sheet.”

Safety

Westmoreland is committed to achieving the highest safety standards. Reflected in the safety performance in the first quarter of 2016 is an admirable accomplishment of 21 years with no lost time incidents at Westmoreland’s Sheerness mine, near Hanna, Alberta.

	First Quarter 2016
	Reportable	Lost Time
U.S. Operations	2.12	1.59
U.S. National Average	3.27	2.28
Percentage	65%	70%

Canadian Operations	5.00	1.67

Consolidated and Segment Results

The record-setting warm weather and the power pricing environment in many of Westmoreland’s markets impacted the first quarter results. Westmoreland made progress in the quarter implementing cost curtailment initiatives and integrating San Juan Coal Company following the January 31 acquisition. The consolidated and Coal - U.S. segment results benefited year over year from having two months of San Juan results included in the first quarter of 2016.

The Coal - U.S. segment experienced market softness as our customers reduced their power generation due to the low number of heating days this winter. Coal - Canada results were impacted by low demand, however operating improvements led to increased profitability. Lower open market pricing in Ohio pressured results at Coal - WMLP.

Cash Flow and Liquidity

The $14.0 million of free cash flow Westmoreland generated in the quarter was comprised of cash flow provided by operations of $18.2 million, less capital expenditures of $5.5 million, plus net cash collected under a certain contract for loan and lease receivables of $1.3 million. Working capital investments, which included the initial underwriting of San Juan’s accounts receivables, reduced Westmoreland’s free cash flow by $16.9 million in the first quarter.

Westmoreland ended the 2016 first quarter with $17.8 million of cash and cash equivalents on hand. Contributing to the $5.2 million decrease from year end were, among other items, first quarter’s free cash flow generation, $11.0 million cash debt reductions, approximately $6 million of cash used, net of loan proceeds received, to purchase San Juan and $3.2 million of cash used for additional bonding. Westmoreland had outstanding debt at quarter end of $1,129.0 million, an increase from year end driven by the San Juan financing.

At March 31, 2016, Westmoreland had zero drawn on its revolving credit facility and had, net of letters of credit, $36.3 million available to draw. An additional $15 million was available to Westmoreland Resource Partners through its revolving credit facility, which is not available to the parent for borrowings.

Full-Year Guidance

Commenting on the outlook, Paprzycki said, “After taking into account the current market conditions, we still expect to achieve the guidance we issued in February. We have visibility into our cash flow stream because we entered this year with nearly 90% of our tons under cost-protected contracts. Our cash generation, considering normal seasonality, will strengthen following the second quarter which typically experiences the year’s lowest energy demand. We will look to reduce debt later in the year with our increased cash flow.”

Westmoreland’s 2016 guidance remains:

Coal tons sold	53 - 60 million tons
Adjusted EBITDA	$235 - $275 million
Free cash flow	$60 - $80 million
Capital expenditures	$59 - $71 million
Cash interest	approximately $90 million

Notes

1Westmoreland presents certain non-GAAP financial measures including Adjusted EBITDA and free cash flow that management believes provide meaningful supplemental information and provide meaningful comparability to prior periods. Reconciliations of non-GAAP to GAAP measures are presented in the accompanying tables.

Conference Call

Westmoreland Coal Company will conduct a joint earnings conference call with Westmoreland Resource Partners, LP (NYSE:WMLP), on May 10, 2016, at 10:00 a.m. ET. Participants may join the call using the numbers below:

Toll Free:     1-844-WCC-COAL (844-922-2625)
International:     1-201-689-8584
Webcast        www.westmoreland.com/investors/investor-webcasts

Replay:         1-877-660-6853 or 1-201-612-7415
Replay ID:     13636006
Webcast        www.westmoreland.com/investors/investor-webcasts

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include surface coal mines in the United States and Canada, underground coal mines in Ohio and New Mexico, a char production facility, and a 50% interest in an activated carbon plant. Westmoreland also owns the general partner of and a majority interest in Westmoreland Resource Partners, LP, a publicly-traded coal master limited partnership. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit www.westmoreland.com.

For further information please contact

Gary Kohn, Vice President Investor Relations
1-720-354-4467
gkohn@westmoreland.com

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on Westmoreland’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. Westmoreland cautions you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions.

Any forward-looking statements made by Westmoreland in this news release speak only as of the date on which it was made. Westmoreland undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Westmoreland Coal Company and Subsidiaries
Summary Consolidated and Segment Data (Unaudited)

	Three Months Ended March 31,
			Increase / (Decrease)
	2016	2015	$	%
	(In thousands, except tons sold data)
Westmoreland Consolidated
Revenues	$354,721	$371,483	(16,762)	(4.5)%
Operating income	11,538	8,455	3,083	36.5%
Adjusted EBITDA	62,957	56,027	6,930	12.4%
Tons sold—millions of equivalent tons	13.8	13.5	0.3	2.2%

Coal - U.S.
Revenues	$155,179	$154,869	$310	0.2%
Operating income	11,280	7,118	4,162	58.5%
Adjusted EBITDA	29,540	20,263	9,277	45.8%
Tons sold—millions of equivalent tons	6.0	5.8	0.2	3.4%

Coal - Canada
Revenues	$93,434	$103,242	$(9,808)	(9.5)%
Operating income	12,409	9,865	2,544	25.8%
Adjusted EBITDA	23,441	24,922	(1,481)	(5.9)%
Tons sold—millions of equivalent tons	5.8	5.5	0.3	5.5%

Coal - WMLP
Revenues	$92,481	$109,090	$(16,609)	(15.2)%
Operating income (loss)	809	(369)	1,178	319.2%
Adjusted EBITDA	19,280	19,005	275	1.4%
Tons sold—millions of equivalent tons	2.0	2.2	(0.2)	(9.1)%

Power
Revenues	$21,995	$20,647	$1,348	6.5%
Operating income (loss)	(5,801)	413	(6,214)	*
Adjusted EBITDA	(3,348)	(2,613)	(735)	(28.1)%

* Not meaningful

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands, except per share data)
Revenues	$354,721	$371,483
Cost, expenses and other:
Cost of sales	273,802	301,711
Depreciation, depletion and amortization	35,013	38,059
Selling and administrative	31,672	26,716
Heritage health benefit expenses	3,015	3,059
Loss on sale/disposal of assets	336	229
Restructuring charges	—	553
Derivative loss (gain)	2,600	(5,276)
Income from equity affiliates	(1,293)	(2,025)
Other operating loss (gain)	(1,962)	2
	343,183	363,028
Operating income	11,538	8,455
Other income (expense):
Interest expense	(29,669)	(24,735)
Interest income	1,791	2,140
Gain (loss) on foreign exchange	(1,387)	2,109
Other income (loss)	(122)	193
	(29,387)	(20,293)
Loss before income taxes	(17,849)	(11,838)
Income tax expense (benefit)	(47,935)	2,040
Net income (loss)	30,086	(13,878)
Less net loss attributable to noncontrolling interest	(498)	(2,146)
Net income (loss) applicable to common shareholders	$30,584	$(11,732)
Net income (loss) per share applicable to common shareholders:
Basic and diluted	$1.67	$(0.67)
Weighted average number of common shares outstanding:
Basic	18,262	17,621
Diluted	18,269	17,621

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	March 31, 2016	December 31, 2015
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$17,754	$22,936
Receivables:
Trade	150,068	134,141
Loan and lease receivables	5,968	6,157
Contractual third-party reclamation receivables	12,564	8,020
Other	19,021	11,598
	187,621	159,916
Inventories	143,399	121,858
Other current assets	19,951	16,103
Total current assets	368,725	320,813
Property, plant and equipment:
Land and mineral rights	596,448	476,447
Plant and equipment	869,901	790,677
	1,466,349	1,267,124
Less accumulated depreciation, depletion and amortization	586,968	554,008
Net property, plant and equipment	879,381	713,116
Loan and lease receivables	51,823	49,313
Advanced coal royalties	16,367	19,781
Reclamation deposits	77,807	77,364
Restricted investments	143,345	140,807
Contractual third-party reclamation receivables, less current portion	154,816	86,915
Investment in joint venture	29,014	27,374
Intangible assets, net of accumulated amortization of $2.9 million and $15.9 million at March 31, 2016 and December 31, 2015, respectively	28,574	29,190
Other assets	20,837	11,904
Total Assets	$1,770,689	$1,476,577

Westmoreland Coal Company and Subsidiaries
Consolidated Balance Sheet (Continued) (Unaudited)

	March 31, 2016	December 31, 2015
	(In thousands)
Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$77,375	$38,852
Revolving lines of credit	—	1,970
Accounts payable and accrued expenses:
Trade and other accrued liabilities	136,844	109,850
Interest payable	11,749	15,527
Production taxes	54,215	46,895
Postretirement medical benefits	13,855	13,855
SERP	368	368
Deferred revenue	20,303	10,715
Asset retirement obligations	49,445	43,950
Other current liabilities	36,782	30,688
Total current liabilities	400,936	312,670
Long-term debt, less current installments	1,051,674	979,073
Workers’ compensation, less current portion	5,034	5,068
Excess of black lung benefit obligation over trust assets	17,423	17,220
Postretirement medical benefits, less current portion	288,437	285,518
Pension and SERP obligations, less current portion	44,221	44,808
Deferred revenue, less current portion	21,986	24,613
Asset retirement obligations, less current portion	450,422	375,813
Intangible liabilities, net of accumulated amortization of $10.0 million and $9.8 million at March 31, 2016 and December 31, 2015, respectively	3,203	3,470
Other liabilities	37,434	30,208
Total liabilities	2,320,770	2,078,461
Shareholders’ deficit:
Common stock of $0.01 par value
Authorized 30,000,000 shares; issued and outstanding 18,402,961 shares at March 31, 2016 and 18,162,148 shares at December 31, 2015	184	182
Other paid-in capital	243,297	240,721
Accumulated other comprehensive loss	(151,897)	(171,300)
Accumulated deficit	(641,635)	(672,219)
Total Westmoreland Coal Company shareholders’ deficit	(550,051)	(602,616)
Noncontrolling interest	(30)	732
Total deficit	(550,081)	(601,884)
Total Liabilities and Deficit	$1,770,689	$1,476,577

Westmoreland Coal Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$30,086	$(13,878)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	35,013	38,059
Accretion of asset retirement obligation and receivable	7,007	7,031
Share-based compensation	2,578	1,522
Non-cash interest expense	2,269	1,327
Amortization of deferred financing costs	3,214	2,532
Loss (gain) on derivative instruments	2,600	(5,276)
Loss (gain) on foreign exchange	1,387	(2,109)
Income from equity affiliates	(1,293)	(2,025)
Deferred income tax expense (benefit)	(47,973)	2,766
Other	299	(499)
Changes in operating assets and liabilities:
Receivables	(10,052)	(15,899)
Inventories	(6,956)	(4,957)
Accounts payable and accrued expenses	2,098	12,336
Deferred revenue	3,389	605
Asset retirement obligations	(7,977)	(4,838)
Other assets and liabilities	2,552	(15,057)
Net cash provided by operating activities	18,241	1,640
Cash flows from investing activities:
Additions to property, plant and equipment	(5,548)	(13,027)
Change in restricted investments	(3,172)	2,106
Cash payments in escrow for future acquisitions	—	34,000
Cash payments related to acquisitions and other	(126,865)	(35,887)
Cash acquired related to acquisition, net	—	2,783
Net proceeds from sales of assets	1,626	1,123
Receipts from loan and lease receivables	1,620	2,591
Payments related to loan and lease receivables	(312)	(1,044)
Other	1,530	(3,295)
Net cash used in investing activities	(131,121)	(10,650)
Cash flows from financing activities:
Borrowings from long-term debt, net of debt discount	121,225	79,359
Repayments of long-term debt	(9,018)	(17,160)
Borrowings on revolving lines of credit	77,500	32,675
Repayments on revolving lines of credit	(79,500)	(42,251)
Debt issuance costs and other refinancing costs	(2,927)	(2,806)
Other	(262)	98
Net cash provided by financing activities	107,018	49,915
Effect of exchange rate changes on cash	680	(1,770)
Net increase (decrease) in cash and cash equivalents	(5,182)	39,135
Cash and cash equivalents, beginning of period	22,936	14,258
Cash and cash equivalents, end of period	$17,754	$53,393

Westmoreland Coal Company and Subsidiaries
Non-GAAP Reconciliations (Unaudited)

The tables below show how the Company calculates and reconciles to the most directly comparable GAAP financial measure EBITDA; Adjusted EBITDA, including a breakdown by segment; and free cash flow.

EBITDA, Adjusted EBITDA and free cash flow are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA and free cash flow are included in this news release because they are key metrics used by management to assess Westmoreland’s operating performance and as a basis for strategic planning and forecasting. Westmoreland believes that EBITDA, Adjusted EBITDA, and free cash are useful to an investor in evaluating the Company’s operating performance because these measures:

•
are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	are used by rating agencies, lenders and other parties to evaluate creditworthiness; and

•
help investors to more meaningfully evaluate and compare the results of Westmoreland’s operations from period to period by removing the effect of the Company’s capital structure and asset base from the Company’s operating results.

Neither EBITDA, Adjusted EBITDA nor free cash flow are measures calculated in accordance with GAAP. The items excluded from EBITDA, Adjusted EBITDA and free cash flow are significant in assessing Westmoreland’s operating results. EBITDA, Adjusted EBITDA, and free cash flow have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results as reported under GAAP.
Other companies in Westmoreland’s industry and in other industries may calculate EBITDA, Adjusted EBITDA and free cash flow differently from the way that Westmoreland does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA, Adjusted EBITDA and free cash flow should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. Westmoreland compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA and free cash flow only as supplemental data.

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company’s cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company’s working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company’s debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

Adjusted EBITDA by Segment	Three Months Ended March 31,
	2016	2015
	(In thousands)
Coal - U.S.	$29,540	$20,263
Coal - Canada	23,441	24,922
Coal - WMLP	19,280	19,005
Power	(3,348)	(2,613)
Heritage	(3,481)	(3,348)
Corporate	(2,475)	(2,202)
Total	$62,957	$56,027

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three Months Ended March 31,
	2016	2015
	(In thousands)
Net income (loss)	$30,086	$(13,878)

Income tax expense (benefit)	(47,935)	2,040
Interest income	(1,791)	(2,140)
Interest expense	29,669	24,735
Depreciation, depletion and amortization	35,013	38,059
Accretion of ARO and receivable	7,007	7,031
Amortization of intangible assets and liabilities	(167)	(253)
EBITDA	51,882	55,594

Restructuring charges	—	553
Loss (gain) on foreign exchange	1,387	(2,109)
Acquisition related costs (1)	435	1,400
Customer payments received under loan and lease receivables (2)	2,660	4,103
Derivative loss (gain)	2,600	(5,276)
Loss (gain) on sale/disposal of assets and other adjustments	1,413	240
Share-based compensation	2,580	1,522
Adjusted EBITDA	$62,957	$56,027
____________________

(1)	Includes the impact of cost of sales related to the sale of inventory written up to fair value in the acquisition of Westmoreland Resources GP, LLC, the general partner of WMLP.

(2)
Represents a return of and on capital.  A portion of these amounts are not included in operating income or operating cash flows, as the capital outlays are treated as loan and lease receivables but are included within Adjusted EBITDA so that the cash received by the Company is treated consistently with all other contracts within the Company that do not result in loan and lease receivable accounting.

Free Cash Flow

Free cash flow represents net cash provided (used) by operating activities less additions to property, plant and equipment (“CAPEX” or “capital expenditures”) plus net customer payments received under loan and lease receivable. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss) or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy our debts, after giving consideration to those expenses required to maintain our assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation Net Cash Provided by Operating Activities to Free Cash Flow	Three Months Ended March 31,
	2016	2015
	(In thousands)
Net cash provided by operating activities	$18,241	$1,640
Less cash paid for property, plant and equipment	(5,548)	(13,027)
Net customer payments received under loan and lease receivables	1,308	1,547
Free cash flow	$14,001	$(9,840)